As filed with the Securities and Exchange Commission on March 28, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Care.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-5785879
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

77 Fourth Avenue, Fifth Floor
Waltham, MA 02451
(781) 642-5900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2014 Incentive Award Plan
(Full Title of the Plan)

Sheila Lirio Marcelo
President
Care.com, Inc.
77 Fourth Avenue, Fifth Floor
Waltham, MA 02451
(781) 642-5900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John H. Chory
Susan L. Mazur
Latham & Watkins LLP
1000 Winter Street, Suite 3700
Waltham, MA 02451
Telephone: (781) 434-6700
Facsimile: (781) 434-6601

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered	Registered(1)	Price Per Share	Offering Price	Registration Fee
Common Stock, par value $0.001 per share	1,326,734 shares	$9.68(2)	$12,840,830(2)	$1,489
Common Stock, par value $0.001 per share	2,570,121 shares(3)	$11.61(4)	$29,839,105(4)	$3,459

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2014 Incentive Award Plan (the “2014 Plan”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)
Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price of $9.68 per share for outstanding stock options granted under the 2014 Plan.

(3)	Represents shares of Common Stock available for future issuance under the 2014 Plan.

(4)
Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act for purposes of calculating the registration fee, the Proposed Maximum Offering Price Per Share is $11.61, which is the average of the high and the low price of the Registrant’s common stock as reported on The New York Stock Exchange on March 23, 2017.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is filed to register the offer and sale of an additional 3,896,855 shares of the Registrant’s common stock, par value $0.001 per share, to be issued under the 2014 Incentive Award Plan. This registration statement incorporates by reference the Registrant's registration statement on Form S-8, File No. 333-193640, as filed by the Registrant with the Securities and Exchange Commission on January 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on this 28th day of March, 2017.

CARE.COM, INC.

By:	/s/ Sheila Lirio Marcelo
Sheila Lirio Marcelo
President, Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Sheila Lirio Marcelo, Michael Echenberg and Diane Musi, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Dated: March 28, 2017	/s/ Sheila Lirio Marcelo
Sheila Lirio Marcelo
President, Chief Executive Officer and Director
(Principal Executive Officer)

Dated: March 28, 2017	/s/ Michael Echenberg
Michael Echenberg
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: March 28, 2017	/s/ Tony Florence
Tony Florence
Director

Dated: March 28, 2017	/s/ Chet Kapoor
Chet Kapoor
Director

Dated: March 28, 2017	/s/ J. Sanford Miller
J. Sanford Miller
Director

Dated: March 28, 2017	/s/ Joanna Rees
Joanna Rees
Director

Dated: March 28, 2017	/s/ I. Duncan Robertson
I. Duncan Robertson
Director

Dated: March 28, 2017	/s/ Laela Sturdy
Laela Sturdy
Director

Dated: March 28, 2017	/s/ Brian Swette
Brian Swette
Director

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed by the Registrant on January 29, 2014)

4.2
Convertible Preferred Stock Series A Certificate of Designations of the Registrant, dated as of June 29, 2016 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed by the Registrant on June 29, 2016)

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed by the Registrant on January 29, 2014)

4.4
Specimen Stock Certificate evidencing the shares of Common Stock (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-192791) filed on January 10, 2014)

5.1+	Opinion of Latham & Watkins LLP

23.1+	Consent of Ernst & Young LLP

23.2+	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

99.1
Care.com, Inc. 2014 Incentive Award Plan and forms of option agreement, restricted stock agreement and restricted stock unit agreement thereunder (incorporated by reference to Exhibits 10.5 through 10.8 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-192791) filed on January 3, 2014)

+              Filed herewith